Exhibit 99.1

Regulatory approval achieved for Snai acquisition, enhancing Flutter’s position in Italy, Europe’s largest regulated market

New York, April 9 2025: Flutter Entertainment (NYSE: FLUT; LSE: FLTR) (“Flutter”) the world’s leading online sports betting and iGaming operator today announces that it has received all necessary antitrust, gaming and regulatory confirmations to acquire Snaitech S.p.A. (“Snai”), one of Italy’s leading omni-channel operators.

The acquisition of Snai fully aligns with Flutter’s strategy to invest in leadership positions in attractive international markets, creating value through providing access to Flutter’s market leading products and capabilities. Adding Snai to the Flutter portfolio will consolidate Flutter’s leadership position in Italy and create a position of increased scale to capitalize on the growth opportunity in Europe’s largest regulated market.

As previously announced, Flutter will acquire Snai from a subsidiary of Playtech plc, for cash consideration based on an enterprise value of €2.3b. Flutter expects the transaction to be completed by the end of April and will provide a further update as part of is first quarter results on May 7, 2025.

About Flutter Entertainment plc

Flutter is the world’s leading online sports betting and iGaming operator, with a market leading position in the US and across the world. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global competitive advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.

Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, tombola, Betfair, MaxBet, Junglee Games and Adjarabet. We are the industry leader with $14,048m of revenue globally for fiscal 2024, up 19% YoY, and $3,792m of revenue globally for the quarter ended December 31, 2024.

Contacts:

Investor Relations:	Media Relations:

Paul Tymms, Investor Relations	Kate Delahunty, Corporate Communications

Ciara O’Mullane, Investor Relations	Rob Allen, Corporate Communications

Chris Hancox, Investor Relations	Lindsay Dunford, Corporate Communications

Email: investor.relations@flutter.com	Email: corporatecomms@flutter.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believe(s)”, ”expect(s)”, “potential”, “continue(s)”, “may”, “will”, “should”, “could”, “would”, “seek(s)”, “predict(s)”, “intend(s)”, “trends”, “plan(s)”, “estimate(s)”, “anticipates”, “projection”, “goal”, “target”, “aspire”, “will likely result”, and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties and there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The ability to predict results or actual effects of our plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements.

Factors that could cause Flutter’s results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” of Flutter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “SEC”) and other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Flutter undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.